Exhibit 99.1

Reservoir Holdings, Inc. and Subsidiaries

Condensed Consolidated Financial Statements as of and for the Three Months Ended June 30, 2021 and 2020 (Unaudited)

Reservoir Holdings, Inc. and Subsidiaries

June 30, 2021 and 2020

Reservoir Holdings, Inc. and Subsidiaries

Condensed consolidated statements of income

(Expressed in U.S. dollars)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
	$	$
Revenues	16,718,150	13,644,193
Costs and expenses:
Cost of revenue	7,692,387	5,903,292
Amortization and depreciation	4,079,245	3,429,868
Administration expenses	4,664,830	3,004,634
Total costs and expenses	16,436,462	12,337,794

Operating income	281,688	1,306,399

Interest expense	(2,779,052)	(2,207,696)
Loss on foreign exchange	(18,321)	(115,927)
Gain (loss) on fair value of swaps	547,488	(254,281)
Interest and other income	68	4,778
Loss before income taxes	(1,968,129)	(1,266,727)
Income tax benefit	(510,646)	(321,923)
Net loss	(1,457,483)	(944,804)
Net loss attributable to noncontrolling interests	53,983	58,790
Net loss attributable to Reservoir Holdings, Inc.	(1,403,500)	(886,014)

Loss per common share (Note 13):
Basic and diluted	(9.64)	(6.23)

Weighted average common shares outstanding (Note 13):
Basic and diluted	145,560	142,161

See accompanying notes to the condensed consolidated financial statements.

Reservoir Holdings, Inc. and Subsidiaries

Condensed consolidated statements of comprehensive income

(Expressed in U.S. dollars)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
	$	$
Net loss	(1,457,483)	(944,804)
Other comprehensive income (loss):
Translation adjustments	215,142	1,974,652
Total comprehensive (loss) income	(1,242,341)	1,029,848
Comprehensive loss attributable to noncontrolling interests	53,983	58,790
Total comprehensive (loss) income attributable to Reservoir Holdings, Inc.	(1,188,358)	1,088,638

See accompanying notes to the condensed consolidated financial statements.

Reservoir Holdings, Inc. and Subsidiaries

Condensed consolidated balance sheets

(Expressed in U.S. dollars)

(Unaudited)

	June 30, 2021	March 31, 2021
	$	$
Assets
Current assets
Cash and cash equivalents	14,024,704	9,209,920
Accounts receivable	13,989,896	15,813,384
Current portion of royalty advances	13,245,315	12,840,855
Inventory and prepaid expenses	3,789,098	1,406,379
Total current assets	45,049,013	39,270,538

Intangible assets, net	500,591,041	393,238,010
Investment in equity affiliates	2,089,094	1,591,179
Royalty advances, net of current portion	32,205,385	28,741,225
Property, plant and equipment, net	311,795	321,766
Other assets	737,285	781,735
Total assets	580,983,613	463,944,453

Liabilities
Current liabilities
Accounts payable and accrued liabilities	4,220,365	3,316,768
Royalties payable	19,962,733	14,656,566
Accrued payroll	809,175	1,634,852
Deferred revenue	1,844,043	1,337,987
Other current liabilities	7,322,215	2,615,488
Amounts due to related parties (Note 11)	81,203,792	290,172
Current portion of loans and secured notes payable	1,000,000	1,000,000
Income taxes payable	533,937	533,495
Total current liabilities	116,896,260	25,385,328

Loans and secured notes payable	244,400,373	211,531,875
Deferred income taxes	19,772,056	19,735,537
Fair value of swaps	4,019,049	4,566,537
Other liabilities	1,127,336	6,739,971
Total liabilities	386,215,074	267,959,248

Contingencies and commitments (Note 15)

Shareholders' Equity
Preferred stock, $0.00001 par value 500,000 shares authorized;
82,500 shares issued and outstanding at June 30, 2021 and March 31, 2021	81,632,500	81,632,500
Common stock, $0.00001 par value; 1,000,000 shares authorized,
145,560 shares issued and outstanding at June 30, 2021; and March 31, 2021	1	1
Additional paid-in capital	110,524,828	110,499,153
Retained earnings (accumulated deficit)	(652,004)	751,496
Accumulated other comprehensive income (loss)	2,311,500	2,096,358
Total Reservoir Holdings, Inc. shareholders' equity	193,816,825	194,979,508
Noncontrolling interest	951,714	1,005,697
Total shareholders' equity	194,768,539	195,985,205
Total liabilities and shareholders' equity	580,983,613	463,944,453

See accompanying notes to the condensed consolidated financial statements.

Reservoir Holdings, Inc. and Subsidiaries

Condensed consolidated statements of shareholders' equity

(Expressed in U.S. dollars, except share amounts)

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Retained earnings (Accumulated	Accumulated other comprehensive	Noncontrolling	Shareholders'
	Shares	Amount	Shares	Amount	Capital	deficit)	income (loss)	interest	equity
		$		$	$	$	$	$	$
Balance, March 31, 2020	82,500	81,632,500	140,227	1	102,423,444	(9,537,465)	(4,385,615)	959,024	171,091,889
Issuance of common shares	-	-	5,333	-	7,973,010	-	-	-	7,973,010
Share-based compensation	-	-	-	-	25,674	-	-	-	25,674
Net loss	-	-	-	-	-	(886,014)	-	(58,790)	(944,804)
Other comprehensive income	-	-	-	-	-	-	1,974,652	-	1,974,652
Balance, June 30, 2020	82,500	81,632,500	145,560	1	110,422,128	(10,423,479)	(2,410,963)	900,234	180,120,421

Balance, March 31, 2021	82,500	81,632,500	145,560	1	110,499,153	751,496	2,096,358	1,005,697	195,985,205
Share-based compensation	-	-	-	-	25,675	-	-	-	25,675
Net loss	-	-	-	-	-	(1,403,500)	-	(53,983)	(1,457,483)
Other comprehensive income	-	-	-	-	-	-	215,142	-	215,142

Balance, June 30, 2021	82,500	81,632,500	145,560	1	110,524,828	(652,004)	2,311,500	951,714	194,768,539

See accompanying notes to the condensed consolidated financial statements.

Reservoir Holdings, Inc. and Subsidiaries

Condensed consolidated statements of cash flows

(Expressed in U.S. dollars)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
	$	$

Cash flows from operating activities
Net loss	(1,457,483)	(944,804)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	4,047,966	3,373,978
Depreciation of property, plant and equipment	31,279	55,890
Share-based compensation	25,675	25,674
Non-cash interest charges	218,498	183,777
(Gain) loss on fair value of derivative instruments	(547,488)	254,281
Dividend from equity affiliates	8,088	10,491
Deferred income tax	36,519	405,136
Changes in operating assets and liabilities:
Accounts receivable	1,823,488	875,791
Inventory and prepaid expenses	(2,382,719)	(651,778)
Royalty advances	(3,868,620)	(1,638,368)
Other assets	-	70,967
Accounts payable and accrued expenses	5,891,735	5,572,390
Income tax payable	442	(49,072)
Net cash provided by operating activities	3,827,380	7,544,353

Cash flows from investing activities:
Purchases of music catalogs	(112,308,497)	(72,758,747)
Investment in equity affiliate	(500,000)	-
Decrease in deferred music composition acquisition costs	44,450	-
Purchase of property, plant and equipment	(21,308)	(26,344)
Net cash used for investing activities	(112,785,355)	(72,785,091)

Cash flows from financing activities:
Issuance of common shares, net of issuance costs	-	7,973,010
Proceeds from secured line of credit	32,900,000	11,000,000
Repayments of secured loans	(250,000)	(250,000)
Deferred financing costs paid	-	(325,968)
Draw on related party loans	80,913,620	175,055
Net cash provided by financing activities	113,563,620	18,572,097

Foreign exchange impact on cash	209,139	1,997,236

Increase (decrease) in cash and cash equivalents	4,814,784	(44,671,405)
Cash and cash equivalents beginning of period	9,209,920	58,240,123
Cash and cash equivalents end of period	14,024,704	13,568,718

See accompanying notes to the condensed consolidated financial statements.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

1.	Description of business

Reservoir Holdings, Inc. (the “Company”) was incorporated on April 23, 2019 under the laws of Delaware for the sole purpose of serving as the holding company of Reservoir Media Management, Inc. (“RMM”). RMM commenced operations on April 27, 2007 and the activities of RMM are organized into two operating segments: Music Publishing and Recorded Music. Operations of the Music Publishing segment involve the acquisition of interests in music catalogs from which royalties are earned as well as signing songwriters to exclusive agreements which give the Company an interest in the future delivery of songs. The publishing catalog includes ownership or control rights to more than 130,000 musical compositions that span across historic pieces, motion picture scores and current award-winning hits. Operations of the Recorded Music segment involve the acquisition of sound recording catalogs as well as the discovery and development of recording artists and the marketing, distribution, sale and licensing of the music catalog. The Recorded Music operations are primarily conducted through the Chrysalis Records platform and include the ownership of over 36,000 sound recordings.

The Company’s operations are concentrated primarily in the U.S. and UK and, to a lesser degree, United Arab Emirates.

As discussed in Note 17, on July 28, 2021, the Company consummated its previously announced business combination through which it became a wholly-owned subsidiary of a publicly-traded entity listed on the Nasdaq Stock Market LLC.

COVID-19 Pandemic

In March 2020, the World Health Organization characterized the coronavirus (“COVID-19”) as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. The rapid spread of COVID-19 and the continuously evolving responses to combat it have had a negative impact on the global economy.

The Company has evaluated and continues to evaluate the potential impact of the COVID-19 pandemic on its consolidated financial statements. Government-imposed restrictions and general behavioral changes in response to the pandemic adversely affected the Company’s results of operations for the three months ended June 30, 2021 and 2020. This included performance revenue generated from retail, restaurants, bars, gyms and live shows, synchronization revenue, and the release schedule of physical product. Even as government restrictions are lifted and consumer behavior starts to return to pre-pandemic norms, it is unclear for how long and to what extent the Company’s operations will continue to be affected.

Although the Company has not made material changes to any estimates or judgments that impact its consolidated financial statements as a result of COVID-19, the extent to which the COVID-19 pandemic may impact the Company will depend on future developments, which are highly uncertain and cannot be predicted. Future developments could negatively affect the Company’s operating results, including reductions in revenue and cash flow and could impact the Company’s impairment assessments of accounts receivable or intangible assets, which may be material to our consolidated financial statements.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

Paycheck Protection Program Loan

During the three months ended June 30, 2020, the Company borrowed $616,847 under the Paycheck Protection Program (“PPP”) (the “PPP Loan”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provided for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In accordance with the terms of the program, the Company applied for and received confirmation of loan forgiveness for the entire amount borrowed under the PPP.

The Company accounted for the PPP Loan as an in-substance government grant because it expected to meet the PPP Loan eligibility criteria and concluded that the loan represented, in substance, a grant that was expected to be forgiven. Proceeds from the PPP Loan were initially recognized as a deferred income liability and presented as an operating activity within the Company’s consolidated statement of cash flows. Subsequently, the Company reduced this liability and recognized a reduction in payroll expenses on a systematic basis over the period in which the related costs for which the PPP Loan was intended were incurred. No interest for the PPP Loan was recognized in the Company’s financial statements.

2.	Basis of presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. Therefore, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s audited financial statements as of and for the fiscal years ended March 31, 2021 and 2020.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

The condensed consolidated balance sheet as of March 31, 2021, included herein, was derived from the audited financial statements as of that date, but does not include all disclosures, including certain notes required by GAAP, on an annual reporting basis.

In the opinion of management, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods. The results for the three months ended June 30 are not necessarily indicative of the results to be expected for any subsequent quarter, the fiscal year ending March 31, 2022, or any other period.

3.	Recent accounting pronouncements

Accounting Standards Not Yet Adopted

As an ‘‘emerging growth company’’ (‘‘EGC’’), the Jumpstart Our Business Startups Act (‘‘JOBS Act’’) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-02, Leases: (Topic 842) (“ASU 2016-02”), which establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of income. For public entities, this guidance was effective for annual reporting periods beginning after December 15, 2018, including interim periods within that annual reporting period. Under the guidance of ASU 2020-05, the new standard is effective for the Company April 1, 2022 and interim periods within the fiscal year beginning April 1, 2023. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company has not yet completed an analysis of the impact of the new lease guidance. Under current accounting guidance for leases, the Company does not recognize an asset or liability created by operating leases where the Company is the lessee. Therefore, the Company expects an increase to its assets and liabilities on the Company’s consolidated balance sheet as a result of recognizing assets and liabilities for operating leases where the Company is the lessee on the date of initial application of the new guidance. However, the Company cannot currently quantify this increase or the impact, if any, on its consolidated statements of income. The Company does not expect the adoption of this new guidance will have a material impact on the amount or timing of the Company’s cash flows or liquidity.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology in current US GAAP, with a methodology that reflects expected credit losses. Subsequent to ASU 2016-13, the FASB has issued several related ASUs amending the original ASU. The updates are intended to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. For public entities, this guidance was effective for annual reporting periods beginning after December 15, 2019, including interim periods within that annual reporting period. For the Company, this update is effective April 1, 2023, including interim periods within that fiscal year, with early adoption permitted for annual periods beginning after December 15, 2018. The Company has not yet evaluated the effect that this ASU will have on the Company’s consolidated financial statements.

In April 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”), which provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting; particularly as it relates to the risk of cessation of LIBOR. The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by this ASU do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The Company has not yet evaluated the effect that this ASU will have on the Company’s consolidated financial statements.

4.	Revenue recognition

For our operating segments, Music Publishing and Recorded Music, the Company accounts for a contract when it has legally enforceable rights and obligations and collectability of consideration is probable. The Company identifies the performance obligations and determines the transaction price associated with the contract. Revenue is recognized when, or as, control of the promised services or goods is transferred to the Company’s customers, and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods. Certain of the Company’s arrangements include licenses of intellectual property with consideration in the form of sales- and usage-based royalties. Royalty revenue is recognized when the subsequent sale or usage occurs using the best estimates available of the amounts that will be received by the Company. The Company recognized revenue of $82,148 and $1,185,300 from performance obligations satisfied in previous periods for the three months ended June 30, 2021 and 2020, respectively.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

Disaggregation of Revenue

The Company’s revenue consists of the following categories during the three months ended June 30:

	2021	2020
	$	$
Revenue by Type
Performance	2,662,756	3,102,412
Digital	6,647,432	5,905,888
Mechanical	409,948	388,352
Synchronization	1,951,838	1,543,353
Other	593,496	401,537
Total Music Publishing	12,265,470	11,341,542
Digital	2,821,369	1,722,590
Physical	969,019	192,349
Synchronization	107,998	65,113
Neighboring rights	333,231	203,884
Total Recorded Music	4,231,617	2,183,936
Other revenue	221,063	118,715
Total revenue	16,718,150	13,644,193

	2021	2020
	$	$
Revenue by Geographical Location
United States Music Publishing	6,854,023	6,894,711
United States Recorded Music	1,582,849	658,251
United States other revenue	221,063	118,715
Total United States	8,657,935	7,671,677
International Music Publishing	5,411,447	4,446,831
International Recorded Music	2,648,768	1,525,685
Total international	8,060,215	5,972,516
Total revenue	16,718,150	13,644,193

Only the United States represented 10% or more of the Company’s total revenues in the three months ended June 30, 2021 and 2020.

The following table reflects the change in deferred revenue during the three months ended June 30:

	2021	2020
	$	$
Balance at beginning of period	1,337,987	473,022
Cash received during period	898,661	4,628,779
Revenue recognized during period	(392,605)	(2,279,677)
Balance at end of period	1,844,043	2,822,124

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

5.	Acquisitions

In the ordinary course of business, the Company regularly acquires music catalogs (publishing and recorded), which are typically accounted for as asset acquisitions. During the three months ended June 30, 2021 and 2020, the Company completed such acquisitions totaling $111,155,618 and $70,096,954, respectively, inclusive of deferred acquisition payments. Significant acquisition transactions, all of which have been accounted for as asset acquisitions, completed during the three months ended June 30, 2021 and 2020 included the following:

On June 2, 2021, the Company acquired U.S. based record label and music publishing company Tommy Boy Music, LLC (“Tommy Boy”) for approximately $100 million. Two of the Company’s board members were also board members of Tommy Boy and had an equity interest in both companies. The acquisition of Tommy Boy was accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in a recorded music catalog intangible asset (weighted average useful life of 30 years).

On April 13, 2020, the Company acquired all of the copyrights to the musical compositions owned by Shapiro, Bernstein & Co., Inc. (“SBI”), one of the oldest music publishers in the United States. The transaction was accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in a publishing catalog intangible asset (weighted average useful life of 30 years).

6.	Intangible assets

Intangible assets subject to amortization consist of the following at June 30, 2021 and March 31, 2021:

	June 30, 2021	March 31, 2021
	$	$
Intangible assets subject to amortization:
Music catalogs (publishing and recorded)	569,076,831	457,662,303
Artist management contracts	999,220	995,464
Gross intangible assets	570,076,051	458,657,767
Accumulated amortization	(69,485,010)	(65,419,757)
Intangible assets, net	500,591,041	393,238,010

Amortization expense totaled $4,047,966 and $3,373,978 in the three months ended June 30, 2021 and 2020, respectively.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

7.	Royalty advances

The Company made royalty advances totaling $6,258,299 and $3,718,678 during the three months ended June 30, 2021 and 2020, respectively, recoupable from the writer’s share of future royalties otherwise payable, in varying amounts. Advances expected to be recouped within the next 12 months are classified as current assets, with the remainder classified as noncurrent assets.

	Three Months Ended June 30,
	2021	2020
	$	$
Balance at beginning of period	41,582,080	40,263,439
Additions	6,258,299	3,718,678
Recoupments	(2,389,679)	(2,080,310)
Balance at end of period	45,450,700	41,901,807

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

8.	Loans and secured notes payable

Long-term debt consists of the following:

	June 30, 2021	March 31, 2021
	$	$
Secured loan bearing interest at LIBOR plus a spread	18,250,000	18,500,000
Secured line of credit bearing interest at LIBOR plus a spread	229,990,848	197,090,848
Debt issuance costs, net	(2,840,475)	(3,058,973)
	245,400,373	212,531,875
Less: short term portion of secured loan	1,000,000	1,000,000
	244,400,373	211,531,875

Credit Facilities

On December 19, 2014, RMM entered into a credit agreement (the “Credit Agreement”) governing the Company’s secured term loan (the "secured loan") and secured revolving credit facility (the "secured line of credit” and together with the secured loan, the "Credit Facilities"). The Credit Facilities were subsequently amended multiple times and were refinanced in July 2021. See Note 17.

Prior to the refinancing, the principal amount of the term loan amortized in quarterly instalments equal to $250,000 through June 30, 2024, with the balance due in full by October 16, 2024, subject to certain prepayment conditions as defined in the loan agreements. Repayment of the line of credit was due in full by October 16, 2024, subject to certain conditions. The Credit Facilities also included an incremental commitment amount (the “accordion feature”) that is not to exceed a $50,000,000 increase to the revolving credit facility. At June 30, 2021, the secured line of credit had a borrowing capacity of $230,000,000.

Borrowings under the Credit Facilities are secured by all the Company’s assets. The interest rate applicable to borrowings under the Credit Facilities is 1M LIBOR plus 2.50%.

Capitalized debt issuance costs are amortized over the term of the Credit Agreement into interest expense using the effective interest method.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

Interest rate swaps

As of March 31, 2019, the Company had entered into two interest rate swaps, both of which expire on March 10, 2022, one with a notional amount of $40,228,152 and one for $59,325,388. Under the terms of the interest rate swaps, the Company pays a fixed rate of 2.812% and 2.972% respectively, to the counterparty and receives a floating interest from the counter party based on LIBOR with reference to notional amounts adjusted to match the original scheduled principal repayments pursuant to the indenture agreement. The notional amount of the interest rate swaps is $97,345,585 at June 30, 2021 and $97,533,496 at March 31, 2021.

In October 2019 and January 2020, the Company added two additional interest rate swaps in the amounts of $8,875,000 and $88,098,862, respectively. These swaps have an effective date of March 10, 2022 which coincides with the expiration of the previous two swaps, and the Company will pay a fixed rate of 1.602% and 1.492%, respectively, and receives a floating interest from the counterparty based on LIBOR with reference to notional amounts adjusted to match the original scheduled principal repayments pursuant to the indenture agreement.

9.	Income taxes

The income tax benefit for the three months ended June 30, 2021 and 2020 was $510,646 (25.9% effective tax rate) and $321,923 (25.4% effective tax rate), respectively. The effective tax rates during these periods reflects the amount and mix of income from multiple tax jurisdictions.

10.	Supplementary cash flow information

Summary of interest paid and income taxes paid for the three months ended June 30 comprised the following:

	2021	2020
	$	$
Interest paid	2,214,072	2,023,919
Income taxes paid	-	26,187

11.	Amounts due to / (from) related parties

The Company has various shared services agreements with its majority shareholder and other affiliated entities under the control of its majority shareholder. These agreements cover services such as IT support and re-billed services of staff who perform services across multiple entities.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

The acquisition of Tommy Boy was financed using cash on hand and borrowings from related parties (the “Tommy Boy Related Party Notes”), which were outstanding at June 30, 2021 as indicated in the table below. The Tommy Boy Related Party Notes bear interest of 4.66% per year and are payable upon the earlier of the closing of the business combination with Roth CH II Acquisition Co. or December 21, 2021. The Tommy Boy Related Party Notes and accrued interest were paid upon the closing of the business combination with Roth CH II Acquisition Co. on July 28, 2021, as discussed in Note 17.

	June 30, 2021	March 31, 2021
	$	$
Due to (from) Wesbild Holdings Ltd., parent company of Wesbild Inc.
Unsecured, bears no interest,
with no specific terms of repayment	149,603	83,480
Sub-total	149,603	83,480

Due to (from) DRI Capital Inc., a subsidiary of Wesbild Holdings Ltd.
Unsecured, bears no interest,
with no specific terms of repayment	147,817	81,738
Due to Reservoir Media Management (Canada) Inc.,
a subsidiary of Wesbild Holdings Ltd.
Unsecured, bears no interest,
with no specific terms of repayment	268,423	124,954
Sub-total	416,240	206,692

Tommy Boy Related Party Notes:
Due to Wesbild Holdings Ltd., parent company of Wesbild Inc.	38,000,000	-
Due to ER TB, LLC, controlled by shareholder of the Company	28,870,155	-
Due to BTCSJC Trust, controlled by shareholder of the Company	13,767,794	-
Sub-total	80,637,949	-
	81,203,792	290,172

12.	Shareholders’ equity

Issuance of common shares

During the first quarter of fiscal 2021, the Company issued 5,333 shares of common stock for aggregate consideration of $8,000,009 to existing shareholders to fund further acquisitions. The Company incurred $27,000 of issuance costs in connection with the issuance of this common stock, which the Company accounted for as a reduction in the proceeds from the common stock.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

13.	Earnings (loss) per share

The following table summarizes the basic and diluted loss per share calculation for the three months ended June 30:

	2021	2020
Basic and diluted loss per common share
Net loss attributable to Reservoir Holdings, Inc.	$(1,403,500)	$(886,014)
Basic and diluted weighted average common shares outstanding	145,560	142,161
Basic and diluted loss per common share	$(9.64)	$(6.23)

The Company’s Preferred Shares are participating securities but are excluded from the loss per share calculation as they do not have an obligation to share or fund in the Company’s net losses and their inclusion would be anti-dilutive. Additionally, because of their anti-dilutive effect, 7,624 common share equivalents comprised of stock options have been excluded from the diluted earnings per share calculation for the three months ended June 30, 2021 and 2020.

14.	Financial instruments

The Company is exposed to the following risk related to its financial instruments:

(a)	Credit risk

Credit risk arises from the possibility that the Company’s debtors may be unable to fulfill their financial obligations. Revenues earned from publishing and distribution companies are concentrated in the music and entertainment industry. The Company monitors its exposure to credit risk on a regular basis.

(b)	Interest rate risk

The Company is exposed to market risk from changes in interest rates on its secured loan. As described in Note 8, the Company entered into interest rate swap agreements to partially reduce its exposure to fluctuations in interest rates on its secured loans.

The fair value of the outstanding interest rate swaps was a $4,019,049 liability at June 30, 2021 and a $4,566,537 liability at March 31, 2021. Fair value is determined using Level 2 inputs, which are based on quoted prices and market observable data of similar instruments. The change in the unrealized fair value of the swaps of $547,488 during the three months ended June 30, 2021 was recorded as a gain on changes in fair value of derivative instruments. The change in the unrealized fair value of the swaps of $254,281 during the three months ended June 30, 2020 was recorded as a loss on changes in fair value of derivative instruments.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

(c)	Foreign exchange risk

The company is exposed to foreign exchange risk in fluctuations of currency rates on its revenue from royalties, writer’s fee and its subsidiaries’ operations.

(d)	Financial instruments

Financial instruments not described elsewhere include cash, restricted cash, accounts receivable, accounts payable, accrued liabilities, secured loans payable and borrowing under its line of credit. The carrying values of these instruments at June 30, 2021 do not differ materially from their respective fair values due to the immediate or short-term duration of these items or their bearing market related rates of interest.

The fair value of amounts due from and owed to related parties are impracticable to determine due to the related party nature of such amounts and the lack of readily determinable secondary market.

15.	Contingencies and commitments

On September 8, 2020, an action was filed in the United States District Court for the Southern District of New York against a consolidated subsidiary of the Company and certain prior owners (“Prior Owners”) of certain music copyrights acquired by the Company. The legal action asserts that in 2000, the plaintiff entered into certain engagement letters (the “Engagement Letters”) with certain of the Prior Owners, which purportedly gave the plaintiff, among other things, an exclusive right to broker any future sale by the Prior Owners of the music copyrights acquired by the Company as well as a commission fee. Based on the Engagement Letters’ alleged grant of a security interest in such music copyrights, the plaintiff filed financing statements and various notices of liens, in the amount of $2,651,125, in the United States Copyright Office between 2000 and 2018. The plaintiff alleges, among other things, that the Prior Owners breached the Engagement Letters by consummating a purchase agreement with a consolidated subsidiary of the Company in 2018 without involving the plaintiff; that a consolidated subsidiary of the Company tortiously interfered with the Engagement Letters; and that the Plaintiff is permitted to foreclose on the lien, including foreclosing on those music copyrights acquired by a consolidated subsidiary of the Company under the 2018 purchase agreement. The Company determined a loss resulting from the action is not reasonably possible. The Company believes all claims and threatened claims against the consolidated subsidiary of the Company in this legal action are without merit and intends to defend vigorously against them. The Company also believes it has obtained appropriate indemnifications from the Prior Owners in relation to the claims in this legal action.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

In addition to the foregoing, the Company is subject to claims and contingencies in the normal course of business. To the extent the Company cannot predict the outcome of the claims and contingencies or estimate the amount of any loss that may result, no provision for any contingent liabilities has been made in the consolidated financial statements. The Company believes that losses resulting from these matters, if any, would not have a material adverse effect on the financial position, results of operations or cash flows of the Company. All such matters which the Company concludes are probable to result in a loss and for which management can reasonably estimate the amount of such loss have been accrued for within the accompanying consolidated financial statements.

16.	Segment reporting

The Company’s business is organized in two reportable segments: Music Publishing and Recorded Music. The Company identified its Chief Executive Officer as its Chief Operating Decision Maker (“CODM”). The Company’s CODM evaluates financial performance of its segments based on several factors, of which the primary financial measure is operating income before depreciation and amortization (“OIBDA”). While each segment incurs direct administration expenses reflected in segment income, all corporate-level administration expenses, such as executive management, are included in the Music Publishing segment and are not allocated between segments.

The accounting policies of the Company’s business segments are consistent with the Company's policies for the consolidated financial statements. The Company does not have sales between segments.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

The following tables present Total revenue and a reconciliation of OIBDA to operating income by segment for the three months ended June 30, 2021 and 2020:

	Music Publishing	Recorded Music	Other	Consolidated
For the Three Months Ended June 30, 2021:	$	$	$	$
Total revenue	12,265,470	4,231,617	221,063	16,718,150

Reconciliation of OIBDA to operating income (loss):
Operating income (loss)	(316,020)	537,883	59,825	281,688
Amortization and depreciation	3,184,336	869,853	25,056	4,079,245
OIBDA	2,868,316	1,407,736	84,881	4,360,933

	Music Publishing	Recorded Music	Other	Consolidated
For the Three Months Ended June 30, 2020:	$	$	$	$
Total revenue	11,341,542	2,183,936	118,715	13,644,193

Reconciliation of OIBDA to operating income (loss):
Operating income (loss)	1,039,565	270,706	(3,872)	1,306,399
Amortization and depreciation	2,886,047	543,821	-	3,429,868
OIBDA	3,925,612	814,527	(3,872)	4,736,267

17.	Subsequent events

(a)	Business Combination

On July 28, 2021 (the “Closing Date”), the Company consummated its previously announced business combination (the “Business Combination”) by and among Roth CH Acquisition II Co., a Delaware corporation (“ROCC”), Roth CH II Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ROCC (“Merger Sub”) and the Company pursuant to the agreement and plan of merger, dated as of April 14, 2021 (the “Merger Agreement”). Upon the completion of the Business Combination and other transactions contemplated by the Merger Agreement (the “Transactions”), Roth CH Acquisition II Co. was renamed “Reservoir Media, Inc.” (“RMI”) and the Company became a wholly-owned subsidiary of RMI, whose common stock and warrants are listed on the Nasdaq Stock Market LLC (“NASDAQ”) under the ticker symbols “RSVR” and “RSVRW,” respectively. The Business Combination will be accounted for as a reverse recapitalization, with the Company determined to be the accounting acquirer.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

Immediately prior to the consummation of the Business Combination, each Preferred Share of the Company that was issued and outstanding was automatically converted into a number of shares of common stock, par value $0.00001 per share, of the Company at the then-effective conversion rate as calculated pursuant to the Company’s second amended and restated certificate of incorporation (the “Preferred Share Conversion”).

Each share of the Company’s common stock (including the common stock resulting from the Preferred Share Conversion) that was issued and outstanding immediately prior to the consummation of the Business Combination was canceled and converted into the right to receive 196.06562028646 shares of common stock (the “Exchange Ratio”), par value $0.0001 per share, of RMI (the “RMI Common Stock”). Additionally, each option to acquire a share of the Company’s common stock that was outstanding immediately prior to the consummation of the Business Combination became fully vested in accordance with the original terms of the awards and was converted into an option to purchase shares of RMI Common Stock (such option, an “RMI Exchanged Option”), with the number of shares of RMI Common Stock subject to the options and exercise price of each RMI Exchanged Option adjusted commensurately with the Exchange Ratio.

In connection with the Business Combination, ROCC entered into subscription agreements with certain accredited investors (the “PIPE Investors”) whereby it issued 15,000,000 shares of ROCC Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $150.0 million (the “PIPE Investment”). ROCC consummated the PIPE Investment immediately prior to the consummation of the Transaction and incurred fees in connection with the closing of the PIPE Investment in the amount of approximately $5.8 million, which will be accounted for as a reduction in proceeds.

A portion of the proceeds from the Business Combination and PIPE Investment were used to pay transaction fees and expenses, pay approximately $81,300,000 to retire the Tommy Boy Related Party Notes and related accrued interest, repay the secured loan outstanding in an amount of $18,250,000 and make a payment totaling $36,750,000 on the secured line of credit.

Debt Refinancing

In connection with the consummation of the Business Combination, RMM completed a refinancing of its Credit Facilities (the “Debt Refinancing”), pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of July 28, 2021 (the “RMM Credit Agreement”). The RMM Credit Agreement provides RMM with a senior secured revolving credit facility in the amount of $248,750,000 (the “Senior Credit Facility”).

The Senior Credit Facility has a scheduled maturity date of October 16, 2024. Borrowings under the RMM Credit Agreement bear interest at a rate equal to either the sum of a base rate plus a margin of 1.25% or the sum of a LIBO rate plus a margin of 2.25%. The Company is also required to pay an unused fee in respect of unused commitments under the RMM Credit Facility, if any, at a rate of 0.25% per annum. Substantially all tangible and intangible assets of RMI, the Company, RMM and the other subsidiary guarantors are pledged as collateral to secure the obligations of RMM under the RMM Credit Agreement.

Reservoir Holdings, Inc. and Subsidiaries

Notes to the condensed consolidated financial statements

June 30, 2021 and 2020

(Expressed in U.S. dollars)

(Unaudited)

The RMM Credit Agreement contains customary covenants limiting the ability of RMI, the Company, RMM and certain of its subsidiaries to, among other things, incur debt or liens, merge or consolidate with others, make investments, make cash dividends, redeem or repurchase capital stock, dispose of assets, enter into transactions with affiliates or enter into certain restrictive agreements. In addition, RMI, on a consolidated basis with its subsidiaries, must comply with financial covenants requiring RMI to maintain (i) a total leverage ratio of no greater than 6.00:1.00 as of the end of each fiscal quarter, (ii) a fixed charge coverage ratio of not less than 1.25:1.00 for each four fiscal quarter period and (iii) a consolidated senior debt to library value ratio of 0.55, subject to certain adjustments. If RMM does not comply with the covenants in the RMM Credit Agreement, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the Senior Credit Facility.

(b)	Subsequent events have been evaluated through August 16, 2021, which is the date these financial statements were available for issuance.

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